UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

October 22, 2007

(Date of earliest event reported)

IVAX Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2140 North Miami Avenue, Miami, Florida	33127
(Address of principal executive offices)	(Zip Code)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments.

On October 22, 2007, IVAX Diagnostics, Inc. concluded that it expects to take impairment charges of approximately $1.7 million associated with inventory, fixed assets and equipment on lease relating to the PARSEC® System. These impairment charges result from IVAX Diagnostics’ decision that it intends to change its strategic direction to focus on the development of its new Mago® 4 instrument, the upgraded version of its existing Mago® Plus instrument, and to place any further development of the PARSEC® System on hold indefinitely.

On October 22, 2007, IVAX Diagnostics also concluded that it expects to take impairment charges associated with goodwill relating to two of its wholly-owned subsidiaries – Delta Biologicals S.r.l. and ImmunoVision, Inc. These impairment charges result from the recent significant decline in IVAX Diagnostics’ market capitalization. The goodwill valuation process is not yet complete and IVAX Diagnostics is currently unable to provide an estimate of the amount of the impairment charges associated with goodwill. At June 30, 2007, IVAX Diagnostics had goodwill of approximately $6.7 million.

The impairment charges associated with the PARSEC® System and any goodwill are expected to be reflected in IVAX Diagnostics’ financial statements for the fiscal quarter ended September 30, 2007 and are not expected to have any impact on IVAX Diagnostics’ cash position.

As previously disclosed, as a result of continuing delays in the development of the PARSEC® System, IVAX Diagnostics engaged a third party consulting firm to independently evaluate the PARSEC® System and the status of its development. The consulting firm reported that it was not likely that IVAX Diagnostics would be able to meet its previously announced target for submitting its 510(k) application for the PARSEC® System to the Food and Drug Administration primarily as a result of the status of the proprietary operating system and other software components utilized in the development and operation of the instrument. After reviewing the consulting firm’s findings and conducting its own internal reviews, IVAX Diagnostics has determined that its new Mago® 4 instrument can be developed and brought to market more quickly, using fewer resources and in a more cost-effective manner than completing the development of the PARSEC® System and its proprietary operating system and other software components.

As a result of this change in strategic direction, the timeframe during which IVAX Diagnostics had expected to begin marketing hepatitis test kits to be manufactured at its Italian facilities pursuant to a technology license will be delayed. At June 30, 2007, IVAX Diagnostics had approximately $1.2 million of intangible assets and approximately $0.5 million of accrued payables relating to the technology license. While IVAX Diagnostics believes that it will be able to bring hepatitis test kits to market, if the progress of its efforts to begin marketing hepatitis test kits is further adversely impacted, then IVAX Diagnostics could be required to record an impairment charge with respect to all or a portion of these intangible assets and pay all or a portion of these accrued payables.

Except for the historical matters contained herein, statements in this Current Report on Form 8-K are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of IVAX Diagnostics, Inc.,

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including, without limitation: that actual charges and expenditures could materially exceed the estimated charges and expenditures indicated in this Current Report on Form 8-K; that actual charges and expenditures could be reflected in IVAX Diagnostics’ financial statements for periods other than the period indicated in this Current Report on Form 8-K; that IVAX Diagnostics may not successfully implement the change in its strategic direction described in this Current Report on Form 8-K; risks and uncertainties regarding the PARSEC® System, including, without limitation, that the PARSEC® System may not ever be available, and that IVAX Diagnostics’ international activities associated with the PARSEC® System will be adversely impacted by the change in strategic direction described in this Current Report on Form 8-K; risks and uncertainties regarding the Mago® 4, including, without limitation, that the Mago® 4 may not be able to be developed and brought to market more quickly, using fewer resources and in a more cost-efficient manner than completing the development of the PARSEC® System, that the Mago® 4 may not perform as or be available when expected or at all, that IVAX Diagnostics may not be able to submit its 510(k) application for the Mago® 4 to the Food and Drug Administration when expected or at all, that IVAX Diagnostics may not be able to obtain 510(k) clearance from the Food and Drug Administration for the Mago® 4 when expected or at all, that IVAX Diagnostics may not be able to obtain all necessary regulatory approvals for the Mago® 4 when expected or at all, that IVAX Diagnostics may not be successful in its marketing of the Mago® 4, that customers may not integrate the Mago® 4 into their operations as readily as expected, and that sales and reagent rentals of the Mago® 4 may adversely affect sales and reagent rentals of the Mago® Plus; risks and uncertainties regarding hepatitis technology and products, including, without limitation, that IVAX Diagnostics may not successfully receive the transfer of hepatitis technology when expected or at all, that if IVAX Diagnostics does successfully receive the transfer of hepatitis technology, then IVAX Diagnostics may not be able to manufacture its own hepatitis assays when expected or at all, obtain CE approval for its hepatitis kits when expected or at all, make commercial deliveries of its hepatitis kits when expected or at all, or cause its own hepatitis assays to be run in conjunction with the Mago® 4, and that if the progress of IVAX Diagnostics’ efforts to market hepatitis kits is further adversely impacted, then IVAX Diagnostics could be required to record additional expenses or impairment charges with respect to all or a portion of its intangible assets and pay all or a portion of the accrued payables relating to the hepatitis technology license which would adversely affect IVAX Diagnostics and its financial condition, operating results, cash position and stock price; that improved financial performance or results may not occur; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in IVAX Diagnostics’ filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVAX DIAGNOSTICS, INC.

By:	/s/ Mark S. Deutsch
Mark S. Deutsch,
Vice President - Finance and
Chief Financial Officer

Dated: October 26, 2007